EXHIBIT 99.1

ROBERT J. BIRGENEAU, EDWARD J. MOONEY, AND ALBERT Y. C. YU ELECTED TO CABOT MICROELECTRONICS’ BOARD OF DIRECTORS

AURORA, Illinois - March 8, 2005 - Cabot Microelectronics Corporation, the leading supplier of chemical mechanical planarization (CMP) polishing slurries to the semiconductor industry, is pleased to announce today the election of Robert J. Birgeneau, Edward J. Mooney, and Albert Y. C. Yu to the Company’s Board of Directors.

Robert J. Birgeneau, 62, is the Chancellor of the University of California, Berkeley, and also holds a faculty appointment in the department of physics there. From July 2000 until assuming his current position in September 2004, Mr. Birgeneau served as the President of the University of Toronto. Before that, he was the Dean of the School of Science at the Massachusetts Institute of Technology, and previously had been chair of M.I.T.’s department of physics. Mr. Birgeneau received a B.Sc. in mathematics from the University of Toronto, and a Ph.D. in physics from Yale University. Mr. Birgeneau was elected today by the Corporation’s stockholders at the 2005 Annual Meeting of Stockholders, with a term continuing until the Corporation’s annual meeting of stockholders to be held in 2008.

Edward J. Mooney, 63, served as Délégué Général - North America, Suez Lyonnaise des Eaux from March 2000 until his retirement in March 2001. From 1994 to 2000, he was Chairman and Chief Executive Officer of Nalco Chemical Company, one of the world’s largest providers of water and chemical treatment technologies and services. He serves on the boards of directors of FMC Corporation, FMC Technologies, Inc., and the Northern Trust Company. Mr. Mooney received both a B.Sc. in chemical engineering and a J.D. from the University of Texas. Mr. Mooney was elected by the Board of Directors of the Corporation with a term continuing until the Corporation’s annual meeting of stockholders to be held in 2007.

Dr. Albert Y. C. Yu, 64, served as a Senior Vice President and member of the corporate Management Committee of Intel Corporation, with responsibility for, among other things, Intel’s corporate strategy, microprocessors, and chipsets, until his retirement in 2002 following service with Intel for almost thirty years. Dr. Yu received a B.Sc. in electrical engineering from the California Institute of Technology, and a M.Sc. and Ph.D., also in electrical engineering, from Stanford University. Dr. Yu was elected by the Board of Directors of the Corporation with a term continuing until the Corporation’s annual meeting of stockholders to be held in 2006.

"The combined vast experiences and perspectives of Bob Birgeneau, Ted Mooney and Albert Yu bring additional dimension and depth to our already strong Board, and I am thrilled to have individuals of their distinction join us as directors,” said William P. Noglows, Cabot Microelectronics’ Chairman and Chief Executive Officer. “Their renowned leadership in business, science and technology complement extraordinarily well our existing Board, and we look forward to their guidance and advice in the years to come.”

The Corporation’s Board of Directors has determined that each Mr. Birgeneau, Mr. Mooney and Dr. Yu is an independent director as defined by relevant regulations. The current size of the Corporation’s Board of Directors is eight, which is expected to be reduced to seven as of Thursday, March 10, 2005 upon the scheduled resignation of Mr. Juan Enriquez Cabot from the Board, as previously announced.

About Cabot Microelectronics

Cabot Microelectronics Corporation, headquartered in Aurora, Illinois, is the leading supplier of CMP slurries for polishing various materials used in semiconductor manufacturing processes. The company's products play a critical role in the production of the most advanced semiconductor devices, enabling the manufacture of smaller, faster and more complex devices by its customers. For more information about Cabot Microelectronics Corporation, visit www.cabotcmp.com or contact Mr. David H. Li, Director of Investor Relations at (630) 499-2600.

Safe Harbor Statement

This news release may include statements that constitute "forward-looking statements" within the meaning of federal securities regulations. These forward-looking statements include statements related to future sales and operating results, company and industry growth and trends, growth of the markets in which the company participates, international events, product performance, new product introductions, development of new products and technologies, and the construction of new facilities by Cabot Microelectronics. These forward-looking statements involve a number of risks, uncertainties, and other factors, including those described from time to time in Cabot Microelectronics' filings with the Securities and Exchange Commission (SEC), that could cause actual results to differ materially from those described by these forward-looking statements. In particular, see "Risks Relating to Our Business" in Management's Discussion and Analysis in our quarterly report on Form 10-Q for the quarter ended December 31, 2004, and our Annual Report on Form 10-K for the fiscal year ended September 30, 2004, both filed with the SEC. Cabot Microelectronics Corporation assumes no obligation to update this forward-looking information.

Contact: Mr. David H. Li, Director, Investor Relations - (630) 499-2600